Exhibit 99.1

BROOKDALE

SENIOR LIVING SOLUTIONS

ALL THE PLACES LIFE CAN GO™

FOR IMMEDIATE RELEASE

Contact:
Brookdale Senior Living Inc.
Investors:	Ross Roadman (615) 564-8104
rroadman@brookdale.com

Brookdale Announces Second Quarter 2015 Results

Nashville, Tenn.  August 3, 2015 – Brookdale Senior Living Inc. (NYSE: BKD) ("Brookdale" or the "Company") today reported financial and operating results for the second quarter of 2015. Highlights included:

•
Cash From Facility Operations ("CFFO") of $0.60 per share for the second quarter of 2015, a decline from $0.63 per share in the first quarter of 2015, excluding integration, transaction, transaction-related and electronic medical records ("EMR") roll-out costs in both periods.

•
Adjusted EBITDA of $230.1 million in the second quarter of 2015, a 0.3% decrease from the first quarter of 2015, excluding integration, transaction, transaction-related and EMR roll-out costs in both periods.

•	Same Community average monthly revenue per unit growth of 2.8% compared with the second quarter of 2014, led by 3.8% growth in the legacy Brookdale portfolio.
•	Average occupancy for all consolidated communities in the second quarter of 2015 of 86.5%, a decline of 90 basis points from the first quarter of 2015.

Andy Smith, Brookdale's CEO, said, "Our second quarter experience underscored our belief in the long-term growth potential of our company; however, our near-term operating performance was below our expectations. Our typical seasonal increase in occupancy occurred late in the quarter and was more muted than usual. This lower than expected occupancy was only partly offset by solid rate performance, effective expense management and growing cost synergies.  Given our lower than expected occupancy level entering the third quarter, we are revising our 2015 CFFO guidance to a range of $2.35 to $2.45 per share, excluding integration, transaction, transaction-related and EMR roll-out costs."

Mr. Smith continued, "We have made solid progress integrating Emeritus into our platform over the past year.  We remain very confident that we will achieve our longer-term expectations for the Emeritus merger.  Nevertheless, the integration effort has been more challenging in certain respects than we originally anticipated. Our occupancy decline reflected an industry-wide trend and the consequences of these integration challenges.  As we complete the fourth and final stage of our systems and process cutovers, we expect our sales and marketing efforts to continue to normalize as our teams focus less on integration and more on their day-to-day responsibilities.

We also expect to begin to realize growing and higher-than-anticipated cost synergies as we move forward."
Financial Results
The second quarter of 2015 represents the third full quarter of results that include the operations of Emeritus, which the Company acquired on July 31, 2014, as well as the impact from the transactions with HCP, Inc., which closed on August 29, 2014. Results beginning with the fourth quarter of 2014 reflect the full impact of those transactions, and results from the first and second quarters of 2014 reflect legacy Brookdale on a stand-alone basis (except for our Same Community results, which include results for the Emeritus Same Community group on a proforma basis).
Total revenue of $1.2 billion for the second quarter of 2015 was relatively flat compared with the first quarter of 2015, with resident fees declining $8.3 million.  Average monthly revenue per unit for the consolidated senior housing portfolio was $4,331 in the second quarter of 2015, an increase of $26, or 0.6%, over the first quarter of 2015.  Average occupancy for all consolidated communities for the second quarter of 2015 was 86.5%, compared to 87.4% for the first quarter of 2015.  Total revenue for the second quarter of 2015 increased $489.8 million, or 65.4%, from the second quarter of 2014, primarily due to the acquisition of Emeritus and new units added to existing communities, partially offset by the effect of the Company's contribution of entry fee CCRCs to a venture with HCP on August 29, 2014.
Facility operating expenses for the second quarter of 2015 were $695.0 million, an increase of $259.6 million, or 59.6%, from the second quarter of 2014, primarily due to the acquisition of Emeritus. Excluding management services in all periods, operating margin was 33.4% for the second quarter of 2015 versus 33.8% for the first quarter of 2015 and 33.4% for the second quarter of 2014. Net loss attributable to Brookdale common stockholders for the second quarter of 2015 was $(84.5) million, or $(0.46) per share, versus net loss attributable to Brookdale common stockholders of $(3.3) million, or $(0.03) per share, in the second quarter of 2014.
Non-GAAP Financial Measures
Brookdale's management utilizes Adjusted EBITDA and CFFO to evaluate the Company's performance and liquidity because these metrics exclude non-cash items such as depreciation and amortization, asset impairment charges, non-cash stock-based compensation expense, gain (loss) on facility lease termination and straight-line lease expense, net of deferred gain amortization. Adjusted EBITDA and CFFO included integration, transaction, transaction-related and EMR roll-out costs for the three months ended June 30, 2015, March 31, 2015 and June 30, 2014 of $29.0 million, $27.3 million and $11.9 million, respectively. Brookdale also uses Facility Operating Income to assess the performance of its communities.
Facility Operating Income was $348.1 million in the second quarter of 2015, a decline of $6.5 million, or 1.8%, over the first quarter of 2015 and an increase of $137.5 million, or 65.3%, over the second quarter of 2014.  Adjusted EBITDA, excluding integration, transaction, transaction-related and EMR roll-out costs, was $230.1 million for the second quarter of 2015, a decrease of

$0.7 million, or 0.3%, over the first quarter of 2015 and an increase of $98.8 million, or 75.3%, over the second quarter of 2014.
CFFO was $80.9 million in the second quarter of 2015, or $0.44 per share.  Excluding integration, transaction, transaction-related and EMR roll-out costs, CFFO was $109.9 million for the second quarter of 2015, a decline of $5.5 million, or 4.7%, compared with the first quarter of 2015, and an increase of $21.4 million, or 24.1%, compared with the second quarter of 2014.
Liquidity and Transactions
Brookdale had $78.5 million of unrestricted cash and cash equivalents and $85.0 million of restricted cash and escrow deposits as of June 30, 2015.

On June 30, 2015, Brookdale and HCP entered into a RIDEA joint venture, which acquired 35 senior housing communities for $847 million. The Company contributed $30.3 million in cash to the RIDEA joint venture.  Brookdale owns a 10% ownership interest, and HCP owns a 90% ownership interest.  The Company had operated these communities since its acquisition of Horizon Bay in 2011 and will continue to manage the communities under a long-term management agreement.
Outlook
For the full year 2015, the Company now expects CFFO per share in a range of $2.35 to $2.45, excluding integration, transaction, transaction-related and EMR roll-out costs.  This guidance excludes the potential impact of any future acquisition or disposition activity.

Supplemental Information

The Company will shortly post on the Investor Relations section of the Company's website at www.brookdale.com supplemental information relating to the Company's second quarter 2015 results.  This information will also be furnished in a Form 8-K to be filed with the SEC.
Earnings Conference Call
Brookdale's management will conduct a conference call to review the financial results of its second quarter ended June 30, 2015 on Tuesday, August 4, 2015 at 9:00 AM ET.  The conference call can be accessed by dialing (866) 900-2996 (from within the U.S.) or (706) 643-2685 (from outside of the U.S.) ten minutes prior to the scheduled start and referencing the "Brookdale Senior Living Second Quarter Earnings Call."
A webcast of the conference call will be available to the public on a listen-only basis at www.brookdale.com.  Please allow extra time prior to the call to visit the site and download the necessary software required to listen to the internet broadcast.  A replay of the webcast will be available through the website for three months following the call.
For those who cannot listen to the live call, a replay will be available until 11:59 PM ET on August 17, 2015 by dialing (855) 859-2056 (from within the U.S.) or (404) 537-3406 (from outside of the U.S.) and referencing access code "94707286".  A copy of this earnings release is posted on the Investor Relations page of the Brookdale website (www.brookdale.com).
About Brookdale Senior Living
Brookdale Senior Living Inc. is the leading operator of senior living communities throughout the United States.  The Company is committed to providing senior living solutions primarily within properties that are designed, purpose-built and operated to provide the highest-quality service, care and living accommodations for residents.  Currently Brookdale operates independent living, assisted living, and dementia-care communities and continuing care retirement centers, with approximately 1,135 communities in 47 states and the ability to serve approximately 110,000 residents.  Through its ancillary services program, the Company also offers a range of outpatient therapy, home health, personalized living and hospice services.  Brookdale's stock is traded on the New York Stock Exchange under the ticker symbol BKD.
Safe Harbor
Certain statements in this press release and the associated earnings conference call may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Those forward-looking statements are subject to various risks and uncertainties and include all statements that are not historical statements of fact and those regarding our intent, belief or expectations, including, but not limited to, statements relating to our operational initiatives and growth strategies and our expectations regarding their effect on our results; our expectations regarding the economy, the senior living industry, occupancy, revenue, cash flow, operating income, expenses, capital expenditures, Program Max opportunities, cost savings, the demand for senior housing, the home resale market, expansion, development and construction activity, acquisition opportunities, asset dispositions, our share repurchase program, taxes, capital deployment, returns on invested capital and CFFO; our expectations regarding returns to shareholders and our growth prospects; our expectations concerning the future performance of recently acquired communities and the effects of acquisitions on our financial results; our ability to secure financing or repay, replace or extend existing debt at or prior to maturity; our ability to remain in compliance with all of our debt and lease agreements (including the financial covenants contained therein); our expectations regarding liquidity and leverage; our expectations regarding financings and refinancings of assets (including the timing thereof) and their effect on our results; our expectations regarding changes in government reimbursement programs and their effect on our results; our plans to generate growth organically through occupancy improvements, increases in annual rental rates and the achievement of operating efficiencies and cost savings; our plans to expand our offering of ancillary services (therapy, home health, personalized living and hospice); our plans to expand, renovate, redevelop and reposition existing communities; our plans to acquire additional communities, asset portfolios, operating companies and home health agencies; the expected project costs for our expansion, redevelopment and repositioning program; our expected levels of expenditures and reimbursements (and the timing thereof); our expectations regarding our sales, marketing and branding initiatives and their impact on our results; our expectations for the performance of our entrance fee communities; our ability to anticipate, manage and address industry trends and their effect on our business; our expectations regarding the payment of dividends; our ability to increase revenues, earnings, Adjusted EBITDA, Cash From Facility

Operations, and/or Facility Operating Income (as such terms are defined herein); and our expectations regarding the integration of Emeritus and the transactions with HCP.  Forward-looking statements are generally identifiable by use of forward-looking terminology such as "may," "will," "should," "could," "would," "potential," "intend," "expect," "endeavor," "seek," "anticipate," "estimate," "overestimate," "underestimate," "believe," "project," "predict," "continue," "plan," "target," or other similar words or expressions.  Forward-looking statements are based on certain assumptions or estimates, discuss future expectations, describe future plans and strategies, contain projections of results of operations or of financial condition, or state other forward-looking information.  Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain.  Although we believe that expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and actual results and performance could differ materially from those projected. Factors which could have a material adverse effect on our operations and future prospects or which could cause events or circumstances to differ from the forward-looking statements include, but are not limited to, the risk associated with the current global economic situation and its impact upon capital markets and liquidity; changes in governmental reimbursement programs; our inability to extend (or refinance) debt (including our credit and letter of credit facilities) as it matures; the risk that we may not be able to satisfy the conditions precedent to exercising the extension options associated with certain of our debt agreements; events which adversely affect the ability of seniors to afford our monthly resident fees or entrance fees; the conditions of housing markets in certain geographic areas; our ability to generate sufficient cash flow to cover required interest and long-term operating lease payments; the effect of our indebtedness and long-term operating leases on our liquidity; the risk of loss of property pursuant to our mortgage debt and long-term lease obligations; the possibilities that changes in the capital markets, including changes in interest rates and/or credit spreads, or other factors could make financing more expensive or unavailable to us; our determination from time to time to purchase any shares under the repurchase program; our ability to fund any repurchases; our ability to effectively manage our growth; our ability to maintain consistent quality control; delays in obtaining regulatory approvals; the risk that we may not be able to expand, redevelop and reposition our communities in accordance with our plans; our ability to complete acquisitions and integrate them into our operations; competition for the acquisition of assets; our ability to obtain additional capital on terms acceptable to us; a decrease in the overall demand for senior housing; our vulnerability to economic downturns; acts of nature in certain geographic areas; terminations of our resident agreements and vacancies in the living spaces we lease; early terminations or non-renewal of management agreements; increased competition for skilled personnel; increased union activity; departure of our key officers; increases in market interest rates; environmental contamination at any of our communities; failure to comply with existing environmental laws; an adverse determination or resolution of complaints filed against us; the cost and difficulty of complying with increasing and evolving regulation; risks relating to the integration of Emeritus and the transactions with HCP, including in respect of unanticipated difficulties and/or expenditures relating to such transactions; the impact of such transactions on the Company's relationships with residents, employees and third parties; and the inability to obtain, or delays in obtaining, cost savings and synergies from such transactions; as well as other risks detailed from time to time in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.  When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in such SEC filings.  Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect our management's views as of the date of this press release and/or the associated earnings conference call.  We cannot guarantee future results, levels of activity, performance or achievements, and we expressly disclaim any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Condensed Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Revenue
Resident fees	$1,043,978	$653,517	$2,096,210	$1,303,827
Management fees	14,839	7,489	29,936	14,891
Reimbursed costs incurred on behalf of managed communities	179,367	87,387	359,919	176,950
Total revenue	1,238,184	748,393	2,486,065	1,495,668

Expense
Facility operating expense (excluding depreciation and amortization of $214,116, $64,067, $422,939 and $126,728, respectively)	694,991	435,415	1,391,880	865,285
General and administrative expense (including non-cash stock-based compensation expense of $6,851, $7,729, $15,724 and $15,301, respectively)	89,545	47,008	179,075	91,673
Transaction costs	421	6,808	7,163	17,652
Facility lease expense	91,338	70,030	185,809	139,899
Depreciation and amortization	225,645	71,088	446,072	141,404
Loss on facility lease termination	-	-	76,143	-
Costs incurred on behalf of managed communities	179,367	87,387	359,919	176,950
Total operating expense	1,281,307	717,736	2,646,061	1,432,863
(Loss) income from operations	(43,123)	30,657	(159,996)	62,805

Interest income	382	285	809	606
Interest expense:
Debt	(43,684)	(23,602)	(86,032)	(47,446)
Capital and financing lease obligations	(53,043)	(6,055)	(106,246)	(12,209)
Amortization of deferred financing costs and debt premium (discount)	162	(4,078)	(219)	(8,096)
Change in fair value of derivatives	(76)	(1,322)	(626)	(2,169)
Debt modification and extinguishment costs	-	(3,197)	(44)	(3,197)
Equity in (loss) earnings of unconsolidated ventures	(672)	1,523	812	2,159
Other non-operating income	2,654	3,456	5,145	3,921
Loss before income taxes	(137,400)	(2,333)	(346,397)	(3,626)
Benefit (provision) for income taxes	52,593	(962)	130,881	(1,968)
Net loss	(84,807)	(3,295)	(215,516)	(5,594)
Net loss attributable to noncontrolling interest	260	-	518	-
Net loss attributable to Brookdale Senior Living Inc. common stockholders	$(84,547)	$(3,295)	$(214,998)	$(5,594)

Basic and diluted net loss per share attributable to Brookdale Senior Living Inc. common stockholders	$(0.46)	$(0.03)	$(1.17)	$(0.04)

Weighted average shares used in computing basic and diluted net loss per share	184,266	125,058	183,974	124,770

 Condensed Consolidated Balance Sheets
(in thousands)

	June 30, 2015	December 31, 2014

Cash and cash equivalents	$78,496	$104,083
Cash and escrow deposits - restricted	42,046	38,862
Accounts receivable, net	161,914	149,730
Other current assets	215,228	322,114
Total current assets	497,684	614,789
Property, plant and equipment and leasehold intangibles, net	8,341,286	8,389,505
Other assets, net	1,514,310	1,517,069
Total assets	$10,353,280	$10,521,363

Current liabilities	$783,105	$877,762
Long-term debt, less current portion	3,750,562	3,456,808
Capital and financing lease obligations, less current portion	2,527,132	2,536,883
Other liabilities	608,472	767,669
Total liabilities	7,669,271	7,639,122
Total Brookdale Senior Living Inc. stockholders' equity	2,684,010	2,881,724
Noncontrolling interest	(1)	517
Total equity	2,684,009	2,882,241
Total liabilities and equity	$10,353,280	$10,521,363

Condensed Consolidated Statements of Cash Flows
(in thousands)
	Six Months Ended June 30,
	2015	2014
Cash Flows from Operating Activities
Net loss	$(215,516)	$(5,594)
Adjustments to reconcile net loss to net cash provided by operating activities:
Debt modification and extinguishment costs	44	3,197
Depreciation and amortization, net	446,291	149,500
Equity in earnings of unconsolidated ventures	(812)	(2,159)
Distributions from unconsolidated ventures from cumulative share of net earnings	1,450	615
Amortization of deferred gain	(2,186)	(2,186)
Amortization of entrance fees	(1,697)	(14,749)
Proceeds from deferred entrance fee revenue	5,313	23,941
Deferred income tax (benefit) provision	(132,462)	593
Change in deferred lease liability	4,720	(440)
Change in fair value of derivatives	626	2,169
Non-cash stock-based compensation	15,724	15,301
Non-cash interest expense on financing lease obligations	11,516	-
Amortization of (above) below market rents, net	(3,799)	-
Other	(1,416)	115
Changes in operating assets and liabilities:
Accounts receivable, net	(12,241)	1,415
Prepaid expenses and other assets, net	37,493	(14,185)
Accounts payable and accrued expenses	(49,536)	(13,316)
Tenant refundable fees and security deposits	(517)	(477)
Deferred revenue	7,829	474
Net cash provided by operating activities	110,824	144,214
Cash Flows from Investing Activities
Decrease (increase) in lease security deposits and lease acquisition deposits, net	15,723	(66)
Decrease in cash and escrow deposits — restricted	10,206	588
Additions to property, plant, and equipment and leasehold intangibles, net	(178,348)	(133,429)
Acquisition of assets, net of related payables and cash received	(192,701)	(515)
Investment in unconsolidated ventures	(38,609)	-
Distributions from unconsolidated ventures	-	2,643
Proceeds from sale of assets, net	4,993	-
Other	2,239	2,640
Net cash used in investing activities	(376,497)	(128,139)
Cash Flows from Financing Activities
Proceeds from debt	165,193	180,154
Repayment of debt and capital and financing lease obligations	(84,037)	(181,813)
Proceeds from line of credit	685,000	82,000
Repayment of line of credit	(515,000)	(100,000)
Payment of financing costs, net of related payables	(3,466)	(818)
Refundable entrance fees:
Proceeds from refundable entrance fees	586	16,942
Refunds of entrance fees	(1,817)	(17,659)
Cash portion of loss on extinguishment of debt	(44)	(3,180)
Payment on lease termination	(7,750)	-
Other	1,421	722
Net cash provided by (used in) financing activities	240,086	(23,652)
Net decrease in cash and cash equivalents	(25,587)	(7,577)
Cash and cash equivalents at beginning of period	104,083	58,511
Cash and cash equivalents at end of period	$78,496	$50,934

Non-GAAP Financial Measures

Adjusted EBITDA

Adjusted EBITDA is a measure of operating performance that is not calculated in accordance with U.S. generally accepted accounting principles ("GAAP").  Adjusted EBITDA should not be considered in isolation or as a substitute for net income, income from operations or cash flows provided by or used in operations, as determined in accordance with GAAP.  Adjusted EBITDA is a key measure of the Company's operating performance used by management to focus on operating performance and management without mixing in items of income and expense that relate to long-term contracts and the financing and capitalization of the business.  We define Adjusted EBITDA as net income (loss) before provision (benefit) for income taxes, non-operating (income) expense items, (gain) loss on sale or acquisition of communities (including  gain (loss) on facility lease termination), depreciation and amortization (including non-cash impairment charges), straight-line lease expense (income), net of amortization of (above) below market rents, amortization of deferred gain, amortization of deferred entrance fees, non-cash stock-based compensation expense, change in future service obligation, and Cash From Facility Operations from unconsolidated ventures and including entrance fee receipts and refunds (excluding (i) first generation entrance fee receipts from the sale of units at a recently opened entrance fee CCRC prior to stabilization and (ii) first generation entrance fee refunds not replaced by second generation entrance fee receipts at the recently opened community prior to stabilization).

We believe Adjusted EBITDA is useful to investors in evaluating our performance, results of operations and financial position for the following reasons:

•	It is helpful in identifying trends in our day-to-day performance because the items excluded have little or no significance to our day-to-day operations;
•
It provides an assessment of controllable expenses and affords management the ability to make decisions which are expected to facilitate meeting current financial goals as well as achieve optimal financial performance; and

•	It is an indication to determine if adjustments to current spending decisions are needed.

The table below reconciles Adjusted EBITDA from net loss for the three months ended June 30, 2015, March 31, 2015 and June 30, 2014 (in thousands):

	Three Months Ended (1)
	June 30, 2015	March 31, 2015	June 30, 2014 (2)
Net loss	$(84,807)	$(130,709)	$(3,295)
(Benefit) provision for income taxes	(52,593)	(78,288)	962
Equity in loss (earnings) of unconsolidated ventures	672	(1,484)	(1,523)
Debt modification and extinguishment costs	-	44	3,197
Other non-operating income	(2,654)	(2,491)	(3,456)
Interest expense:
Debt	43,684	42,348	23,602
Capital and financing lease obligations	53,043	53,203	6,055
Amortization of deferred financing costs and debt (premium) discount	(162)	381	4,078
Change in fair value of derivatives	76	550	1,322
Interest income	(382)	(427)	(285)
(Loss) income from operations	(43,123)	(116,873)	30,657

Depreciation and amortization	225,645	220,427	71,088
Loss on facility lease termination	-	76,143	-
Straight-line lease expense	1,919	2,801	(217)
Amortization of (above) below market lease, net	(1,840)	(1,959)	-
Amortization of deferred gain	(1,093)	(1,093)	(1,093)
Amortization of entrance fees	(930)	(767)	(7,547)
Non-cash stock-based compensation expense	6,851	8,873	7,729
Entrance fee receipts(3)	3,408	2,491	25,924
Entrance fee disbursements	(988)	(829)	(9,213)
CFFO from unconsolidated ventures	11,177	14,213	1,996
Adjusted EBITDA	$201,026	$203,427	$119,324

(1)	The calculation of Adjusted EBITDA includes integration, transaction, transaction-related and EMR roll-out costs of $29.0 million, $27.3 million and $11.9 million for the three months ended June 30, 2015, March 31, 2015 and June 30, 2014, respectively. Integration, transaction-related and EMR roll-out costs include third party expenses directly related to the integration of Emeritus and corporate capital structure assessment activities (including shareholder relations advisory matters) as well as internal costs such as labor reflecting time spent by Company personnel on integration and transaction-related activity and severance costs. Transaction costs include third party costs directly related to the acquisition of Emeritus and other acquisition and community leasing activity and are primarily comprised of legal, finance, consulting, professional fees and other third party costs.
(2)	The definition of Adjusted EBITDA was changed in the first quarter of 2015 to include CFFO from unconsolidated ventures. Prior periods have been recast to conform to the new definition.
(3)	Includes the receipt of refundable and non-refundable entrance fees.

Cash From Facility Operations

CFFO is a measurement of liquidity that is not calculated in accordance with GAAP and should not be considered in isolation as a substitute for cash flows provided by or used in operations, as determined in accordance with GAAP.  We define CFFO as net cash provided by (used in) operating activities adjusted for changes in operating assets and liabilities, deferred interest and fees added to principal, refundable entrance fees received, first generation entrance fee receipts at a recently opened entrance fee CCRC prior to stabilization, entrance fee refunds disbursed adjusted for first generation entrance fee refunds not replaced by second generation entrance fee receipts at the recently opened community prior to stabilization, lease financing debt amortization with fair market value or no purchase options, gain (loss) on facility lease termination, recurring capital expenditures (net), distributions from unconsolidated ventures from cumulative share of net earnings, CFFO from unconsolidated ventures, and other.  Recurring capital expenditures include routine expenditures capitalized in accordance with

GAAP that are funded from current operations.  Amounts excluded from recurring capital expenditures consist primarily of major projects, renovations, community repositionings, expansions, systems projects or other non-recurring or unusual capital items (including integration capital expenditures) or community purchases that are funded using lease or financing proceeds, available cash and/or proceeds from the sale of communities.

We believe CFFO is useful to investors in evaluating our liquidity for the following reasons:

•	It provides an assessment of our ability to facilitate meeting current financial and liquidity goals.
•	To assess our ability to:
(i)	service our outstanding indebtedness;
(ii)	pay dividends; and
(iii)	make regular recurring capital expenditures to maintain and improve our communities.

The table below reconciles CFFO from net cash provided by operating activities for the three months ended June 30, 2015, March 31, 2015 and June 30, 2014 (in thousands):

	Three Months Ended(1)
	June 30, 2015	March 31, 2015	June 30, 2014

Net cash provided by operating activities	$100,767	$10,057	$91,518
Changes in operating assets and liabilities	547	16,425	(2,469)
Refundable entrance fees received	550	36	11,018
Entrance fee refunds disbursed	(988)	(829)	(9,213)
Recurring capital expenditures, net	(17,425)	(15,003)	(11,841)
Lease financing debt amortization with fair market value or no purchase options	(12,756)	(12,439)	(3,983)
Loss on facility lease termination	-	76,143	-
Distributions from unconsolidated ventures from cumulative share of net earnings	(950)	(500)	(370)
CFFO from unconsolidated ventures	11,177	14,213	1,996
Cash From Facility Operations	$80,922	$88,103	$76,656

(1)	The calculation of Cash From Facility Operations includes integration, transaction, transaction-related and EMR roll-out costs of $29.0 million, $27.3 million and $11.9 million for the three months ended June 30, 2015, March 31, 2015 and June 30, 2014, respectively. Integration, transaction-related and EMR roll-out costs include third party expenses directly related to the integration of Emeritus and corporate capital structure assessment activities (including shareholder relations advisory matters) as well as internal costs such as labor reflecting time spent by Company personnel on integration and transaction-related activity and severance costs. Transaction costs include third party costs directly related to the acquisition of Emeritus and other acquisition and community leasing activity and are primarily comprised of legal, finance, consulting, professional fees and other third party costs.

The calculation of CFFO per share is based on weighted average outstanding common shares for the period, excluding any unvested restricted shares.  Annual CFFO per share for all periods is calculated as the sum of the quarterly amounts for the year.

Facility Operating Income

Facility Operating Income is not a measurement of operating performance calculated in accordance with GAAP and should not be considered in isolation as a substitute for net income, income from operations, or cash flows provided by or used in operations, as determined in accordance with GAAP.  We define Facility Operating Income as net income (loss) before provision (benefit) for income taxes, non-operating (income) expense items, (gain) loss on sale or acquisition of communities (including gain (loss) on facility lease termination), depreciation and amortization (including non-cash impairment charges), facility lease expense, general and administrative expense, including non-cash stock-based compensation expense, transaction costs, change in future service obligation, amortization of deferred entrance fee revenue and management fees.

We believe Facility Operating Income is useful to investors in evaluating our facility operating performance for the following reasons:

•	It is helpful in identifying trends in our day-to-day facility performance;
•	It provides an assessment of our revenue generation and expense management; and
•	It provides an indicator to determine if adjustments to current spending decisions are needed.

The table below reconciles Facility Operating Income from net loss for the three months ended June 30, 2015, March 31, 2015 and June 30, 2014 (in thousands):

	Three Months Ended
	June 30, 2015	March 31, 2015	June 30, 2014

Net loss	$(84,807)	$(130,709)	$(3,295)
(Benefit) provision for income taxes	(52,593)	(78,288)	962
Equity in loss (earnings) of unconsolidated ventures	672	(1,484)	(1,523)
Debt modification and extinguishment costs	-	44	3,197
Other non-operating income	(2,654)	(2,491)	(3,456)
Interest expense:
Debt	43,684	42,348	23,602
Capital and financing lease obligations	53,043	53,203	6,055
Amortization of deferred financing costs and debt (premium) discount	(162)	381	4,078
Change in fair value of derivatives	76	550	1,322
Interest income	(382)	(427)	(285)
(Loss) income from operations	(43,123)	(116,873)	30,657
Depreciation and amortization	225,645	220,427	71,088
Facility lease expense	91,338	94,471	70,030
General and administrative (including non-cash stock-based compensation expense)	89,545	89,530	47,008
Transaction costs	421	6,742	6,808
Loss on facility lease termination	-	76,143	-
Amortization of entrance fees	(930)	(767)	(7,547)
Management fees	(14,839)	(15,097)	(7,489)
Facility Operating Income	$348,057	$354,576	$210,555